Exhibit 99.1

Boise Inc.

Investor Relations

1111 West Jefferson   PO Box 990050   Boise, ID 83799-0050

T 208 384 7456   F 208 395 7400

News Release

Media Contact	Investor Relations Contact
Virginia Aulin	Jason Bowman
Office 208 384 7837	Office 208 384 7456

For Immediate Release:  August 6, 2008

Boise Inc. Announces Financial Results for Second Quarter 2008

•                  Sales increased 5% to $618.4 million vs. combined first quarter 2008(1)

•                  Income from operations of $7.6 million, net loss of $18.1 million ($0.23 per share)

•                  EBITDA(2) of $40.1 million, up from $26.3 million in combined first quarter 2008

BOISE, Idaho – Boise Inc. (NYSE: BZ) today reported financial results for second quarter 2008.  Sales for second quarter 2008 were $618.4 million, an increase of $35.8 million, or 6% above sales of $582.6 million for the packaging and paper assets of Boise Cascade, L.L.C. (“the Predecessor”) for second quarter 2007(3), and 5% over combined first quarter 2008 sales of $587.9 million.  The company reported a net loss of $18.1 million ($0.23 per diluted share) for second quarter 2008 compared to Predecessor net income of $16.5 million for second quarter 2007, which did not include interest expense.  EBITDA was $40.1 million for second quarter 2008, an increase of 53% over $26.3 million for combined first quarter 2008.

FINANCIAL HIGHLIGHTS

($ in millions)	Boise Inc.	Predecessor	Combined	Boise Inc.	Predecessor
	2Q 2008	2Q 2007	1Q 2008	1Q 2008	1Q 2008(a)
Sales	$618.4	$582.6	$587.9	$228.0	$359.9
Income (loss) from operations	$7.6	$16.6		$(9.3)	$23.1
Net income (loss)	$(18.1)	$16.5		$(16.4)	$22.8
EBITDA (b)	$40.1	$47.9	$26.3	$2.6	$23.7
Net income (loss) per share basic and diluted	$(0.23)	$—		$(0.26)	$—

Interest expense	$(26.1)	$—	$(11.4)	$(11.4)	$—
Inventory revaluation expense (c)	$(3.7)	$—	$(6.5)	$(6.5)	$—
Impact of DeRidder outage (d)			$(20.5)	$(20.5)	$—
Depreciation and amortization (e)	$32.7	$30.8		$12.7	$0.5

(a)	For the period January 1 - February 21, 2008.
(b)	For reconciliation of net income (loss) to EBITDA, see “Segment Information” in the financial section.
(c)	Impact of inventory purchase accounting adjustments to materials, labor, and other operating expenses associated with transaction.
(d)	Includes estimated lost contribution from lower production and higher costs of maintenance and energy during outage and startup.
(e)	Depreciation for certain Predecessor periods was suspended due to classification of property as assets held for sale.

(1)  All references to first quarter 2008 refer to the combined results for the period of Boise Inc. and Predecessor unless otherwise specified.

(2)  For reconciliation of net income (loss) to EBITDA, see “Summary Notes” in the financial section.

(3)  All references to second quarter 2007 refer to Predecessor results for the period unless otherwise specified.

“We experienced improved pricing in most of our markets, along with continuing rapid and significant cost increases in fiber, energy, and chemicals that offset the benefits of the price improvements,” said Alexander Toeldte, President and Chief Executive Officer of Boise Inc.  “We are aggressively addressing cost pressures by focusing on input usage, effectively implementing price increases, and where appropriate, managing production.”

Financial Highlights

EBITDA was $40.1 million for second quarter 2008, an increase of 53% over $26.3 million for first quarter 2008.  This compares with EBITDA of $47.9 million for the Predecessor in second quarter 2007.  Second quarter 2008 results were negatively impacted by a transaction-related inventory revaluation of $3.7 million associated with the acquisition of Boise Cascade, L.L.C.’s packaging and paper manufacturing businesses.

Boise Inc. reported a net loss of $18.1 million ($0.23 per diluted share) for second quarter 2008 compared to Predecessor net income of $16.5 million for second quarter 2007.  Results for the Predecessor period do not include interest expense.  Interest expense for second quarter 2008 was $26.1 million.

Operating income for second quarter 2008 was $7.6 million compared to Predecessor operating income of $16.6 million in second quarter 2007 and was negatively impacted by the previously mentioned $3.7 million transaction-related inventory revaluation.

Sales

Sales for second quarter 2008 were $618.4 million, an increase of $35.8 million, or 6% compared to Predecessor sales of $582.6 million for second quarter 2007, and 5% over combined first quarter 2008 sales of $587.9 million.  Paper segment sales increased 2% during second quarter 2008 compared to second quarter 2007, driven by higher prices partially offset by lower volumes.  Packaging segment sales increased 13% during second quarter 2008 as compared to the second quarter of last year, driven by higher pricing and partially offset by lower corrugated sheet volume.

Prices and Volumes

Boise Inc. implemented price increases for most uncoated freesheet grades during second quarter 2008 as the pricing environment continued to be strong.  Average net selling prices of uncoated freesheet improved $70 per ton, or 8% to $925 per ton during second quarter 2008 compared to second quarter 2007 and improved 5% over first quarter 2008.  In late May 2008, we announced an additional $60-per-ton price increase on most freesheet papers, which has been implemented on shipments starting in July.  Overall, uncoated freesheet volumes were down 7% to 350,000 tons versus the prior year quarter and down 2% year to date compared to 2007.  Premium and specialty volumes increased 8% from the prior year second quarter, led by a 20% increase in combined sales of premium office papers, label and release, and flexible packaging grades over second quarter 2007, and increased 1% from first quarter 2008.

During the second quarter, the company’s mills in International Falls, Minnesota, and Wallula, Washington, were shut down for annual planned maintenance.  There are no significant planned maintenance shutdowns in third quarter 2008.

Linerboard net selling prices improved 4% to $394 per ton in second quarter 2008 compared to second quarter 2007 and declined 1% over first quarter 2008, due to changes in product and customer mix.  In June, we announced a $55-per-ton increase, which is currently being implemented.  Volumes increased 13% compared to the prior year period and increased 38% from first quarter 2008, which had fewer operating days due to the planned outage at our mill in DeRidder, Louisiana.

Corrugated container and sheet prices improved 10% in second quarter 2008 compared to second quarter 2007 and improved 2% over first quarter 2008.  Volumes declined 6% versus second quarter 2007, due mainly to lower volumes of sheet products as a result of slowing industrial markets.  Volumes increased 1% over first quarter 2008.

Newsprint pricing also continued to improve in second quarter 2008.  Newsprint net selling prices increased to $544 per ton, a 10% increase versus second quarter 2007, and 9% over first quarter 2008.  All of our newsprint production is sold through AbitibiBowater.  In May, AbitibiBowater announced an additional $60-per-ton price increase, to be phased in during the third quarter 2008.  Newsprint volumes increased 3% over second quarter 2007 and 23% over first quarter 2008, due mainly to fewer operating days in first quarter 2008 as a result of the DeRidder mill outage.

Input Costs

Financial results for the quarter benefited from higher sales and an improved pricing environment but were negatively impacted by increased fiber, energy, and chemical costs.  Total fiber costs during second quarter 2008 were $142.3 million, an increase of $23.1 million, or 19% compared to $119.2 million for second quarter 2007 and 12% over $127.3 million for first quarter 2008.  The fiber cost increases were driven primarily by increased purchased pulp costs due to the planned maintenance shutdown at our International Falls mill in May and increased residual chip prices in the Pacific Northwest.  Energy costs in second quarter 2008 were $84.3 million, an increase of $11.3 million, or 16% compared to $73.0 million in the same quarter a year ago, driven mainly by higher natural gas and electricity prices, and increased 2% compared to $82.8 million in first quarter 2008.  Chemical costs in the second quarter 2008 were $63.4 million, an increase of $8.2 million, or 15% compared to $55.2 million in the prior year’s second quarter, and 2% compared to $62.0 million in first quarter 2008, driven by higher prices for commodity chemicals. Total fiber, energy, and chemical costs for second quarter 2008 were $289.9 million, an increase of $42.5 million, or 17% compared to $247.4 million for second quarter 2007.

Webcast and Conference Call

Boise Inc. will host a webcast and conference call on Wednesday, August 6, 2008, at 11:00 a.m. Eastern, at which time we will review the company’s recent performance.  To participate in the conference call, dial 866-841-1001 (international callers should dial 832-445-1689).  The webcast may be accessed through Boise’s Internet site and will be archived for one year following the call.  Go to www.BoiseInc.com and click on the link to the webcast under Webcasts & Presentations on the Investors drop-down menu.

A replay of the conference call will be available in Webcasts & Presentations from August 6 at 12:00 p.m. Eastern through September 3 at 11:59 p.m. Eastern.  Playback numbers are 800-642-1687 for U.S. callers and 706-645-9291 for international callers.  The passcode is 57382697.

About Boise Inc.

Headquartered in Boise, Idaho, Boise Inc. (NYSE: BZ) manufactures packaging products and papers including corrugated containers, containerboard, label and release and flexible packaging papers, imaging papers for the office and home, printing and converting papers, newsprint, and market pulp.  Our entire team of more than 4,600 employees is committed to delivering excellent value while managing our businesses to sustain environmental resources for future generations.  Visit our website at www.BoiseInc.com.

Basis of Presentation

On February 22, 2008, we completed the acquisition of Boise Cascade, L.L.C.’s packaging and paper manufacturing businesses (the Acquisition).  The Acquisition was accounted for in accordance with SFAS No. 141, Business Combinations, resulting in a new basis of accounting from that previously reported by the Predecessor.  However, sales and most operating cost items are substantially consistent with those reflected by the Predecessor.  Finished goods inventory was revalued to estimated selling prices less costs of disposal and a reasonable profit on the disposal.  Depreciation changed as a result of adjustments to the fair values of property and equipment due to our preliminary purchase price allocation.  Management believes this combined three months ended March 31, 2008, presentation of Boise Inc. and the Predecessor statement of operations is the most useful comparison between periods.

We present our consolidated financial statements in accordance with generally accepted accounting principles (GAAP).  Our earnings release also supplements the GAAP presentations by reflecting EBITDA.  EBITDA represents income (loss) before interest, income tax provision (benefit), and depreciation, amortization, and depletion.  EBITDA is the primary measure used by our chief operating decision makers to evaluate segment operating performance and to decide how to allocate resources to segments.  We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by investors and other interested parties in the evaluation of companies with substantial financial leverage.  We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance.  For example, we believe that the inclusion of items such as taxes, interest expense, and interest income distorts management’s ability to assess and view the core operating trends in our segments.  EBITDA, however, is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.  The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability;

the exclusion of interest and associated significant cash requirements; and the exclusion of depreciation, amortization, and depletion, which represent significant and unavoidable operating costs, given the level of our indebtedness and the capital expenditures needed to maintain our businesses.  Management compensates for these limitations by relying on our GAAP results.  Our measures of EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This news release may contain statements that are “forward looking” as defined by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements.  Forward-looking statements involve risks and uncertainties, including but not limited to economic, competitive, and technological factors outside our control that may cause our business, strategy, or actual results to differ materially from the forward-looking statements.  Factors that could cause actual results to differ materially from the forward-looking statements include, among others, our ability to realize the announced price increases; our substantial level of indebtedness; changes in the supply of, demand for, or prices of our products; the activities of competitors; changes in significant operating expenses, including raw material and energy costs; changes in currency exchange rates; changes in the availability of capital; general economic and business conditions in the United States and elsewhere; changes in the regulatory environment, including requirements for enhanced environmental compliance; and other risks and uncertainties that are detailed in our filings with the Securities and Exchange Commission.  The Company does not intend, and undertakes no obligation, to update any forward-looking statements.

Boise Inc.

(Formerly Aldabra 2 Acquisition Corp., a Corporation in the Development Stage)
Consolidated Statements of Income (Loss)

(unaudited, in thousands, except share data)

	Boise Inc.			Predecessor
	Three	Three	Three		Three
	Months	Months	Months	January 1	Months
	Ended	Ended	Ended	through	Ended
	June 30,	June 30,	March 31,	February 21,	June 30,
	2008	2007	2008	2008	2007
Sales
Trade	$586,583	$—	$226,044	$258,430	$403,472
Related parties	31,824	—	1,944	101,490	179,150
	618,407	—	227,988	359,920	582,622
Costs and expenses
Materials, labor, and other operating expenses	544,090	—	195,429	313,931	503,465
Fiber costs from related parties	7,015	—	18,629	7,662	10,280
Depreciation, amortization, and depletion	32,689	—	12,747	477	30,796
Selling and distribution expenses	14,817	—	5,943	9,097	14,545
General and administrative expenses	12,262	18	4,549	6,606	10,277
Other (income) expense, net	(96)	—	(28)	(989)	(3,292)
	610,777	18	237,269	336,784	566,071

Income (loss) from operations	7,630	(18)	(9,281)	23,136	16,551

Foreign exchange gain (loss)	(209)	—	(853)	54	530
Change in fair value of interest rate derivatives	510	—	—	—	—
Interest expense	(26,145)	—	(11,435)	(2)	—
Interest income	178	511	1,821	161	157
	(25,666)	511	(10,467)	213	687

Income (loss) before income taxes	(18,036)	493	(19,748)	23,349	17,238
Income tax (provision) benefit	(14)	(224)	3,377	(563)	(703)
Net income (loss)	$(18,050)	$269	$(16,371)	$22,786	$16,535

Weighted average common shares outstanding:
Basic and diluted	77,259,947	14,444,506	62,682,834	—	—

Net income (loss) per common share:
Basic and diluted	$(0.23)	$0.02	$(0.26)	$—	$—

Segment Information

(unaudited, in thousands)

	Boise Inc.			Predecessor
	Three	Three	Three		Three
	Months	Months	Months	January 1	Months
	Ended	Ended	Ended	through	Ended
	June 30,	June 30,	March 31,	February 21,	June 30,
	2008	2007	2008	2008	2007
Segment sales
Paper	$410,877	$—	$172,203	$253,508	$401,099
Packaging	217,147	—	59,885	113,485	192,933
Intersegment eliminations and other	(9,617)	—	(4,100)	(7,073)	(11,410)
	$618,407	$—	$227,988	$359,920	$582,622

Segment income (loss)
Paper	$7,835	$—	$11,849	$20,718	$13,729
Packaging	4,642	—	(19,761)	5,685	2,337
Corporate and Other	(5,056)	(18)	(2,222)	(3,213)	1,015
	7,421	(18)	(10,134)	23,190	17,081

Change in fair value of interest rate derivatives	510	—	—	—	—
Interest expense	(26,145)	—	(11,435)	(2)	—
Interest income	178	511	1,821	161	157
Income (loss) before income taxes	$(18,036)	$493	$(19,748)	$23,349	$17,238

EBITDA (a)
Paper	$26,777	$—	$18,969	$21,066	$29,841
Packaging	17,637	—	(14,548)	5,738	16,228
Corporate and Other	(4,304)	(18)	(1,808)	(3,137)	1,808
	$40,110	$(18)	$2,613	$23,667	$47,877

Boise Inc.

(Formerly Aldabra 2 Acquisition Corp., a Corporation in the Development Stage)
Consolidated Statements of Income (Loss)

(unaudited, in thousands, except share data)

	Boise Inc.		Predecessor
	Six	February 1		Six
	Months	(Inception)	January 1	Months
	Ended	through	through	Ended
	June 30,	June 30,	February 21,	June 30,
	2008	2007	2008	2007
Sales
Trade	$812,627	$—	$258,430	$806,384
Related parties	33,768	—	101,490	354,939
	846,395	—	359,920	1,161,323
Costs and expenses
Materials, labor, and other operating expenses	739,519	—	313,931	991,419
Fiber costs from related parties	25,644	—	7,662	21,307
Depreciation, amortization, and depletion	45,436	—	477	61,567
Selling and distribution expenses	20,760	—	9,097	28,867
General and administrative expenses	16,811	19	6,606	19,727
Other (income) expense, net	(124)	—	(989)	(884)
	848,046	19	336,784	1,122,003

Income (loss) from operations	(1,651)	(19)	23,136	39,320

Foreign exchange gain (loss)	(1,062)	—	54	602
Change in fair value of interest rate derivatives	510	—	—	—
Interest expense	(37,580)	—	(2)	—
Interest income	1,999	511	161	285
	(36,133)	511	213	887

Income (loss) before income taxes	(37,784)	492	23,349	40,207
Income tax (provision) benefit	3,363	(224)	(563)	(1,681)
Net income (loss)	$(34,421)	$268	$22,786	$38,526

Weighted average common shares outstanding:
Basic and diluted	69,971,391	12,834,000	—	—

Net income (loss) per common share:
Basic and diluted	$(0.49)	$0.02	$—	$—

Segment Information

(unaudited, in thousands)

	Boise Inc.		Predecessor
	Six	February 1		Six
	Months	(Inception)	January 1	Months
	Ended	through	through	Ended
	June 30,	June 30,	February 21,	June 30,
	2008	2007	2008	2007
Segment sales
Paper	$583,080	$—	$253,508	$796,132
Packaging	277,032	—	113,485	386,905
Intersegment eliminations and other	(13,717)	—	(7,073)	(21,714)
	$846,395	$—	$359,920	$1,161,323

Segment income (loss)
Paper	$19,684	$—	$20,718	$31,824
Packaging	(15,119)	—	5,685	10,420
Corporate and Other	(7,278)	(19)	(3,213)	(2,322)
	(2,713)	(19)	23,190	39,922

Change in fair value of interest rate derivatives	510	—	—	—
Interest expense	(37,580)	—	(2)	—
Interest income	1,999	511	161	285
Income (loss) before income taxes	$(37,784)	$492	$23,349	$40,207

EBITDA (a)
Paper	$45,746	$—	$21,066	$64,509
Packaging	3,089	—	5,738	37,723
Corporate and Other	(6,112)	(19)	(3,137)	(743)
	$42,723	$(19)	$23,667	$101,489

Boise Inc.

(Formerly Aldabra 2 Acquisition Corp., a Corporation in the Development Stage)

Consolidated Balance Sheets

(unaudited, in thousands)

	Boise Inc.		Predecessor
	June 30, 2008	December 31, 2007	December 31, 2007
ASSETS

Current
Cash and cash equivalents	$21,125	$186	$8
Cash held in trust	—	403,989	—
Receivables
Trade, less allowances of $831, $0, and $1,063	233,786	—	181,799
Related parties	3,940	—	36,452
Other	8,213	—	10,224
Inventories	340,702	—	324,679
Other	14,862	144	6,936
	622,628	404,319	560,098
Property
Property and equipment, net	1,284,229	—	1,192,344
Fiber farms and timber deposits	13,022	—	17,843
	1,297,251	—	1,210,187

Deferred financing costs	78,881	—	—
Goodwill	—	—	42,218
Intangible assets, net	22,524	—	23,967
Other assets	11,162	3,293	9,242
Total assets	$2,032,446	$407,612	$1,845,712

Boise Inc.

(Formerly Aldabra 2 Acquisition Corp., a Corporation in the Development Stage)

Consolidated Balance Sheets (continued)

(unaudited, in thousands, except share data)

	Boise Inc.		Predecessor
	June 30, 2008	December 31, 2007	December 31, 2007
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current
Current portion of long-term debt	$12,563	$—	$—
Income taxes payable	6	1,280	306
Accounts payable
Trade	222,312	—	178,686
Related parties	6,080	—	299
Accrued liabilities
Compensation and benefits	41,542	—	53,573
Interest payable	617	—	—
Deferred underwriting fee	—	12,420	—
Other	14,603	1,015	16,716
	297,723	14,715	249,580
Debt
Long-term debt, less current portion	1,035,388	—	—
Notes payable	61,655	—	—
	1,097,043	—	—
Other
Deferred income taxes	322	—	896
Compensation and benefits	61,965	—	6,030
Other long-term liabilities	30,975	—	29,427
	93,262	—	36,353
Common stock subject to possible conversion
(16,555,860 shares at conversion value at December 31, 2007)	—	159,760	—

Commitments and contingent liabilities

Stockholders’ Equity
Business unit equity	—	—	1,559,779
Preferred stock, $.0001 par value per share:	—	—	—
1,000,000 shares authorized; none issued
Common stock, $.0001 par value per share:	8	5	—
250,000,000 shares authorized:
79,722,147 shares and 51,750,000 shares issued and outstanding (which included 16,555,860 shares subject to possible conversion at December 31, 2007)
Additional paid-in capital	572,829	227,640	—
Accumulated other comprehensive income	510	—	—
Income accumulated during development stage	—	5,492	—
Accumulated deficit	(28,929)	—	—
Total stockholders’ equity	544,418	233,137	1,559,779
Total liabilities and stockholders’ equity	$2,032,446	$407,612	$1,845,712

Boise Inc.

(Formerly Aldabra 2 Acquisition Corp. a Corporation in the Development Stage)
Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Boise Inc.		Predecessor
	Six	February 1		Six
	Months	(Inception)	January 1	Months
	Ended	through	through	Ended
	June 30,	June 30,	February 21,	June 30,
	2008	2007	2008	2007
Cash provided by (used for) operations
Net income (loss)	$(34,421)	$268	$22,786	$38,526
Items in net income (loss) not using (providing) cash
Depreciation, amortization, and depletion of deferred financing costs and other	48,453	—	477	61,567
Share-based compensation expense	775	—	—	—
Related-party interest expense	2,760	—	—	—
Notes payable interest expense	561	—	—	—
Interest income on cash held in trust	—	(510)	—	—
Pension and other postretirement benefit expense	4,180	—	1,826	6,581
Deferred income taxes	(3,276)	—	11	59
Change in fair value of interest rate derivatives	(510)	—	—	—
Gain on changes in retiree healthcare programs	—	—	—	(4,367)
(Gain) loss on sales of assets, net	(20)	—	(943)	1,342
Other	(2,808)	—	(91)	(27)
Decrease (increase) in working capital, net of acquisitions
Receivables	10,278	—	(23,522)	(12,584)
Inventories	(7,457)	—	5,343	4,695
Prepaid expense	(6,654)	(62)	875	(2,537)
Accounts payable and accrued liabilities	26,033	12	(10,718)	(1,155)
Current and deferred income taxes	(976)	224	335	393
Pension and other postretirement benefit payments	(171)	—	(1,826)	(6,581)
Other	(902)	—	2,326	3,371
Cash provided by (used for) operations	35,845	(68)	(3,121)	89,283

Cash provided by (used for) investment
Acquisitions of businesses and facilities	(1,215,601)	—	—	—
Cash released from (held in) trust	403,989	(399,500)	—	—
Expenditures for property and equipment	(35,853)	—	(10,168)	(68,699)
Sales of assets	37	—	17,662	3,996
Other	(941)	—	863	1,776
Cash provided by (used for) investment	(848,369)	(399,500)	8,357	(62,927)

Cash provided by (used for) financing
Issuances of long-term debt	1,085,700	—	—	—
Payments of long-term debt	(37,749)	—	—	—
Issuances of short-term debt	—	137	—	—
Payments of short-term debt	—	(137)	—	—
Payments to stockholders for exercise of conversion rights	(120,170)	—	—	—
Payments of deferred financing fees	(81,898)	—	—	—
Payments of deferred underwriters fees	(12,420)	(16,560)	—	—
Proceeds from sale of shares of common stock to initial stockholders	—	25	—	—
Proceeds from public offering	—	414,000	—	—
Proceeds from issuance of insider warrants	—	3,000	—	—
Net equity transactions with related parties	—	—	(5,237)	(26,356)
Other	—	(607)	—	—
Cash provided by (used for) financing	833,463	399,858	(5,237)	(26,356)
Increase (decrease) in cash and cash equivalents	20,939	290	(1)	—
Balance at beginning of the period	186	—	8	7
Balance at end of the period	$21,125	$290	$7	$7

Summary Notes to Consolidated Financial Statements and Segment Information

The Consolidated Statements of Income (Loss), Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the Company’s 2007 Annual Report on Form 10-K, Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on February 28, 2008, the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2008, as well as the other reports the Company files with the SEC. Net income (loss) for all periods presented involved estimates and accruals.

Boise Inc. (formerly Aldabra 2 Acquisition Corp.) or “the Company,” “we,” “us,” or “our” was a blank check company, created on February 1, 2007 (inception) and organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, or other similar business combination with an operating business. On February 22, 2008, Boise Inc. completed the Acquisition of Boise White Paper, L.L.C., Boise Packaging & Newsprint, L.L.C., Boise Cascade Transportation Holdings Corp. (collectively, the Paper Group), and other assets and liabilities related to the operation of the paper, packaging and newsprint, and transportation businesses of the Paper Group and part of the headquarters operations of Boise Cascade, L.L.C. (Boise Cascade). The business we acquired is referred to as the “Predecessor.”

The accompanying consolidated statements of income (loss) for the three months ended March 31, 2008, the three and six months ended June 30, 2008, and cash flows for the six months ended June 30, 2008, include the activities of Aldabra 2 Acquisition Corp. prior to the Acquisition and the operations of the acquired businesses from February 22, 2008, through June 30, 2008. The consolidated statements of income for the period of January 1 through February 21, 2008, and for the three and six months ended June 30, 2007, and the consolidated statements of cash flows for the period of January 1 through February 21, 2008, and the six months ended June 30, 2007, of the Predecessor are presented for comparative purposes. The three months ended June 30, 2007, and the period February 1 (inception) through June 30, 2007, represent the activities of Aldabra 2 Acquisition Corp.

Boise Inc. operates its business in three reportable segments: Paper, Packaging, and Corporate and Other (support services) and is headquartered in Boise, Idaho. Boise Inc. manufactures commodity and premium office papers, a range of packaging products including corrugated containers, containerboard, label and release papers, and flexible packaging papers. Boise Inc. also manufactures printing and converting papers, newsprint, and market pulp.

(a)          EBITDA represents income (loss) before interest (interest expense and interest income), income taxes, and depreciation, amortization, and depletion. The following table reconciles net income (loss) to EBITDA for Boise Inc. for the three months ended June 30, 2008 and 2007, and the three months ended March 31, 2008; for the Predecessor three months ended June 30, 2007, and for the period of January 1 through February 21, 2008 (unaudited, in thousands):

	Boise Inc.			Predecessor
	Three	Three	Three		Three
	Months	Months	Months	January 1	Months
	Ended	Ended	Ended	through	Ended
	June 30,	June 30,	March 31,	February 21,	June 30,
	2008	2007	2008	2008	2007

Net income (loss)	$(18,050)	$269	$(16,371)	$22,786	$16,535
Change in fair value of interest rate derivatives	(510)	—	—	—	—
Interest expense	26,145	—	11,435	2	—
Interest income	(178)	(511)	(1,821)	(161)	(157)
Income tax provision (benefit)	14	224	(3,377)	563	703
Depreciation, amortization, and depletion	32,689	—	12,747	477	30,796
EBITDA	$40,110	$(18)	$2,613	$23,667	$47,877

The following table reconciles net income (loss) to EBITDA for Boise Inc. for the six months ended June 30, 2008, the period of February 1 (inception) through June 30, 2007; for the Predecessor period of January 1 through February 21, 2008, and the six months ended June 30, 2007 (unaudited, in thousands):

	Boise Inc.		Predecessor
	Six	February 1		Six
	Months	(Inception)	January 1	Months
	Ended	through	through	Ended
	June 30,	June 30,	February 21,	June 30,
	2008	2007	2008	2007

Net income (loss)	$(34,421)	$268	$22,786	$38,526
Change in fair value of interest rate derivatives	(510)	—	—	—
Interest expense	37,580	—	2	—
Interest income	(1,999)	(511)	(161)	(285)
Income tax provision (benefit)	(3,363)	224	563	1,681
Depreciation, amortization, and depletion	45,436	—	477	61,567
EBITDA	$42,723	$(19)	$23,667	$101,489

The Combined EBITDA for the three months ended March 31, 2008, and for the six months ended June 30, 2008 (unaudited in thousands):

	Three Months Ended March 31, 2008	Six Months Ended June 30, 2008

Boise Inc.	$2,613	$42,723
Predecessor	23,667	23,667
	$26,280	$66,390